Exhibit 99.1

Signature Page

KKR ALTERNATIVE ASSETS LLC Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Secretary Date: 04/02/2025

KKR GROUP ASSETS HOLDINGS II L.P. Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Secretary, KKR Group Assets II GP LLC, its general partner Date: 04/02/2025

KKR GROUP ASSETS II GP LLC Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Secretary Date: 04/02/2025

KKR GROUP PARTNERSHIP L.P. Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Secretary, KKR Group Holdings Corp., its general partner Date: 04/02/2025

KKR GROUP HOLDINGS CORP. Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Secretary Date: 04/02/2025

KKR GROUP CO. INC. Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Secretary Date: 04/02/2025

KKR & CO. INC. Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Secretary Date: 04/02/2025

KKR MANAGEMENT LLP Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Assistant Secretary Date: 04/02/2025

HENRY R. KRAVIS Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Attorney-in-fact Date: 04/02/2025

GEORGE R. ROBERTS Signature: /s/ Christopher Lee Name/Title: Christopher Lee, Attorney-in-fact Date: 04/02/2025